Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March [--], 2020, between Protalix BioTherapeutics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the purchaser identified on the signature page attached hereto (the “Purchaser”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE

1.1            Closing. On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, the Company agrees to sell and the Purchaser agrees to purchase:

Number of Shares to be Purchased	Number of Warrants to be Purchased	Price Per Unit	Aggregate Purchase Price
[--]	[--]	$[--]	$[--]

The Company proposes to enter into this same form of securities purchase agreement, including the form of warrant attached hereto as Exhibit A (the “Warrant”), with certain other investors (the “Other Purchasers” and such agreements, the “Other Agreements”) and expects to complete sales of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), and warrants to purchase Common Stock to them. No purchase by any Purchaser is conditioned on, or subject to, the purchases by Other Purchasers. The Purchaser and the Other Purchasers are hereinafter collectively referred to as the “Purchasers,” and this Agreement, the Warrant, and the purchase agreements and warrants executed by the Other Purchasers are hereinafter collectively referred to as the “Agreements.” The Warrants shall have an exercise price equal to $[--] per share (the “Exercise Price”) of Common Stock issuable upon exercise of the Warrants (“Warrant Shares”) (subject to adjustment as provided in such Warrants). In this Agreement, “Transaction Documents” shall mean collectively this Agreement, the Other Agreements and the Warrants.

1.2            Deliveries.

(a)            The completion of the purchase and sale of the Shares and the Warrants being purchased hereunder (each, a “Closing”) shall occur remotely via the exchange of documents and signatures on or prior to March [--], 2020, promptly following the satisfaction of all conditions for Closing set forth below (the “Closing Conditions”), or on such later date or at such different location as the parties shall agree to in writing, but not prior to or later than the second business day after the date that the Closing Conditions have been satisfied or waived by the appropriate party (the “Closing Date”).

At each Closing, the Purchaser shall deliver to an account designated in writing by the Company, via wire transfer of immediately available funds, the Aggregate Purchase Price as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser (or its designated custodian per its delivery instructions), (i) the shares of Common Stock issuable to the Purchaser pursuant to this Agreement (the “Shares”) in electronic, book-entry form, registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing representing, or confirmation of instruction given by the Company to American Stock Transfer & Trust Company, LLC, in its capacity as the Company’s transfer agent for the Common Stock (the “Transfer Agent”), to register the Shares in electronic, book-entry form with respect to, the number of Shares set forth in Section 1.1 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof; and (ii) the Warrants, registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, in substantially the form attached hereto as Exhibit A, representing the number of Warrants set forth in Section 1.1 above and bearing an appropriate legend referring to the fact that the Warrants were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof.

1.3            Closing Conditions.

(a)            The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties made by the Purchaser (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)            the fulfillment in all respects of those undertakings of the Purchaser to be fulfilled prior to the Closing;

(iii)            receipt by the Company of a wire transfer to the account designated by the Company in writing of same-day funds in the full amount of the Aggregate Purchase Price for the Shares and the Warrants being purchased hereunder; and

(iv)            the execution and delivery to the Company by the Purchaser and the Other Purchasers of this Agreement and Other Agreements representing an aggregate gross purchase price of at least $15 million.

(b)            The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii)            the fulfillment in all respects of those undertakings of the Company to be fulfilled prior to the Closing;

(iii)            confirmation by the Company that the aggregate gross purchase price represented by all executed Agreements with the Purchaser and all Other Purchasers is equal to at least $15 million;

(iv)            the receipt by the Purchaser of a legal opinion addressed to the Purchasers from Mayer Brown LLP, counsel to the Company, in the form agreed upon by the Purchaser;

(v)            the receipt by the Purchaser of a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Shares, registered in the name of the Purchaser, in electronic book entry-form;

(vi)            the receipt by the Purchaser of the Warrant registered in the name of such Purchaser to purchase the Warrant Shares at the Exercise Price;

(vii)            there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof; and

(viii)            from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (the “Commission”) or the NYSE American LLC (the “Trading Market”), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited nor shall a banking moratorium have been declared either by the United States or New York State authorities.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.1            Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof unless otherwise specified:

(a)            The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), since January 1, 2018. The SEC Reports (i) as of the time they were filed (or if subsequently amended, when amended, and as of the date hereof), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2015, the Company has not been an issuer subject to Rule 144(i) under the Securities Act.

(b)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the SEC Reports, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(c)            Each subsidiary of the Company has been duly incorporated and is validly existing under the laws of its state of incorporation or formation, is duly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d)            All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the SEC Reports, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(e)            Since the date of the latest unaudited financial statements included within the SEC Reports, or in any subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to U.S. generally accepted accounting principles (“GAAP”) or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. All of the information furnished by or on behalf of the Company to the Purchaser regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby is true and correct in all material respects. As of the Closing Date, no material event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company following the Closing Date.

(f)            The authorized, issued and outstanding capital stock of the Company is as set forth in the SEC Reports (other than the Company’s reverse stock split effected on December 19, 2019 and for subsequent issuances, if any, pursuant to the Company’s stock incentive plans described in the SEC Reports or upon the exercise of outstanding convertible securities, options or warrants described in the SEC Reports); the Common Stock conforms in all material respects to the description thereof contained in the SEC Reports; all of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws; none of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the SEC Reports; and the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof other than those described in the SEC Reports (including the Company’s reverse stock split effected on December 19, 2019), shares issued pursuant to the Company’s stock incentive plans or pursuant to outstanding convertible securities, options or warrants.

(g)            No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated by the Agreements except for such consents and approvals as required by the Trading Market. No stockholder approval is required under the rules of the Trading Market in connection with the issuance of the Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) under this Agreement and the Warrants.

(h)            Each of the Agreements has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(i)            The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Agreements, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(j)            None of the execution and delivery of the Agreements, the issuance and sale of the Shares and the Warrants or the issuance of the Warrant Shares upon exercise thereof, the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (a) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the cases of clauses (b) and (c), as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)            The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated and comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act; and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(l)            No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator (federal, state, county, local or foreign) (an “Action”) involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (a) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of the Agreements, or the consummation of any of the transactions contemplated hereby or thereby or (b) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries, nor any director or officer (in his or her capacity as such) thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its subsidiaries under the Exchange Act or the Securities Act.

(m)            Except as set forth in the SEC Reports, the Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its subsidiaries are in compliance.

(n)            Neither the Company nor any of its subsidiaries is in violation or default of: (a) any provision of its charter or bylaws or comparable constituting documents; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument (together the "Company's Agreements") to which it is a party or bound or to which its property is subject and the Company and/or any of its subsidiaries are not aware of any violation or default by any third party of the Company's Agreements; or (c) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the cases of clauses (b) and (c), as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)            Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules for the year ended December 31, 2018 in the SEC Reports, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and under the rules of the Public Company Accounting Oversight Board.

(p)            The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(q)           No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no executive officer of the Company or any of its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)            The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect except as set forth or contemplated in the SEC Reports.

(s)            The Company and its subsidiaries possess and are in compliance in all material respects with the terms of all licenses, approvals, orders, certificates, permits and other authorizations (collectively, “Licenses”) issued by all applicable authorities, including, without limitation, all such Licenses required by the U.S. Food and Drug Administration or any component thereof and/or by any other U.S. state, local or foreign government or drug regulatory agency (collectively, the “Regulatory Agencies”) necessary to conduct their respective businesses as described in the SEC Reports, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in the SEC Reports, and all such Licenses are in full force and effect.

(t)             The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the SEC Reports were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate Regulatory Agencies for each such test or trial, as the case may be, and with standard medical and scientific research procedures and all applicable statutes, directives, rules and regulations of the Regulatory Agencies, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; each description of such tests and trials, and the results thereof, contained in the SEC Reports is accurate and complete in all material respects and fairly presents the data about and derived from such tests and trials, and the Company has no knowledge of any other studies or tests, the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports; neither the Company nor its subsidiaries has received any notices or other correspondence from any Regulatory Agency requiring the termination, suspension or modification of any clinical trials; and each of the Company and its subsidiaries has operated and currently is in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies.

(u)            The Company and each of its subsidiaries: (a) are and have been in material compliance with applicable health care laws, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, the exclusion laws, Social Security Act § 1128 (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries (collectively, “Health Care Laws”); (b) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or third party alleging that any product operation or activity is in material violation of any Health Care Laws and has no knowledge that any such Regulatory Agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (c) are not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order or similar agreements or have any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any governmental authority. Neither the Company nor its subsidiaries or any of their officers, directors, employees, agents or contractors has been or is currently debarred, suspended or excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

(v)            The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective, and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(w)            The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed in the Company’s Exchange Act reports is recorded, processed, summarized and reported within the time periods specified by the Commission and that material information related to the Company and its consolidated subsidiaries is made known to management, including the Company’s Chief Executive Officer and Chief Financial Officer, particularly during the period when the Company’s periodic reports are being prepared to allow timely decisions regarding required disclosure.

(x)            The Company and its subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the SEC Reports. Except as set forth in the SEC Reports, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(y)            In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth or contemplated in the SEC Reports.

(z)            None of the following events has occurred or exists: (a) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (b) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect, except as set forth or contemplated in the SEC Reports; (c) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect, except as set forth or contemplated in the SEC Reports. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of FASB ASC Topic 715) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect, except as set forth in or contemplated in the SEC Reports; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect, except as set forth or contemplated in the SEC Reports. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(aa)          None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate (as defined below) of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “Affiliate” has the meaning given to it in Rule 144(a) under the Securities Act.

(bb)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)          None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)         There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402, related to loans, and Sections 302 and 906, related to certifications.

(ee)          The Company and its subsidiaries own, possess, license or otherwise have adequate rights to use, on reasonable terms, all patents, trademarks, service marks, trade names, copyrights and copyrightable works, licenses, inventions, trade secrets, technology, know-how (whether or not patentable) and other intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted and intended to be conducted. Except as set forth in the SEC Reports or would not, singly or in the aggregate, have a Material Adverse Effect: (a) there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that have (or may have) priority over or dominate (or may dominate) any Intellectual Property described in the SEC Reports as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable that has not been disclosed to the U.S. Patent and Trademark Office. Each current and former employee, consultant and officer of the Company and its subsidiaries or any Affiliate, has executed an agreement with the Company regarding confidentiality and proprietary information and assignment of inventions.

(ff)           Except with respect to Houlihan Lokey Capital, Inc., no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Agreements.

(gg)         The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Filings, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as disclosed in the SEC Filings, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(hh)         No registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(ii)            Other than as set forth in the SEC Filings and with respect to each of the Purchasers, no Person has any right to cause the Company or any of its subsidiaries to effect the registration under the Securities Act of any securities of the Company or any subsidiary.

(jj)            Each stock option granted by the Company under the Company’s stock incentive plans was granted (i) in accordance with the terms of the Company’s stock incentive plans and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their financial results or prospects.

(kk)          The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ll)            The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2            Representations, Warranties and Covenants of the Purchasers. The Purchaser represents and warrants to, and covenants with, the Company that:

(a)            Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares and the Warrants, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares and the Warrants; (ii) the Purchaser is acquiring the number of Shares and the Warrants set forth in Section 1.1 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares and the Warrants or any arrangement or understanding with any other persons regarding the distribution of such Shares or Warrants (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Resale Registration Statement or in compliance with the Securities Act and the rules and regulations promulgated under the Exchange Act and the Securities Act (together, the “Rules and Regulations”), or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 3.2); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or the Warrants, nor will the Purchaser engage in any Short Sale (as defined below) that results in a disposition of any of the Shares or the Warrants by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has completed or caused to be completed the Resale Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Resale Registration Statement, and the answers thereto are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the effective date of the Resale Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Resale Registration Statement Questionnaire until such time as the Purchaser has sold all of its Shares and Warrants or until the Company is no longer required to keep the Resale Registration Statement effective; provided, that the Purchaser shall not be required to update the number of securities held by such Purchaser; (v) any other written information furnished to the Company by or on behalf of the Purchaser expressly for inclusion in the Resale Registration Statement will be true and correct in all material respects as of the date such other written information is provided and will be true and correct as of the effective date of the Resale Registration Statement and the Purchaser will notify the Company immediately of any material change in any such other written information until such time as the Purchaser has sold all of its Securities or until the Company is no longer required to keep the Resale Registration Statement effective; (vi) the Purchaser has, in connection with its decision to purchase the number of Shares and Warrants set forth in Section 1.1 above, relied solely upon the representations and warranties of the Company contained herein; and (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them.

(b)            Accredited Investor. The Purchaser is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act).

(c)            Reliance on Exemptions. The Purchaser understands that the Shares and the Warrants are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares and the Warrants.

(d)            No Reliance. In making a decision to purchase the Shares and the Warrants, the Purchaser: (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; and (iii) confirms that it has undertaken an independent analysis of the merits and risks of an investment in the Company, based on the Purchaser’s own financial circumstances.

(e)            Confidentiality. Subject to any applicable Israeli law, including in relation to the Purchaser being a company listed on the Tel Aviv Stock Exchange, the Purchaser understands that the information concerning this private placement is strictly confidential and proprietary to the Company and has been prepared from the Company’s publicly available documents and other information and is being submitted to the Purchaser for the Purchaser’s confidential use. The Purchaser agrees to use the information for the sole purpose of evaluating a possible investment in the Shares and the Warrants, and the Purchaser acknowledges that it is prohibited from reproducing or distributing the Agreements, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Shares and the Warrants, and agrees to keep such information confidential. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 2.2(j) below). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose by any applicable law, including Israel law; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order, except in relation with any disclosure made by the Purchaser as a company listed on the Tel Aviv Stock Exchange.

(f)            Investment Decision. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and Warrants.

(g)            Risk of Loss. The Purchaser understands that its investment in the Shares and the Warrants involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares and the Warrants.

(h)            Authority; Validity; Enforcement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any applicable provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 3.2 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

(i)            Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor to the Purchaser's knowledge has any Person (as defined below) acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(j)            Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Agreements (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Except for the transactions contemplated by this Agreement, the Purchaser further acknowledges that it has not received, and is not in possession of, any material non-public information relating to the Company.

ARTICLE III.

OTHER AGREEMENTS

3.1            Transfer Restrictions.

(a)            The Purchaser acknowledges that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 3.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

(b)            The Purchaser agrees to the imprinting, so long as is required by this Section 3.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] [HAS NOT BEEN] REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)            The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(d)            Upon the written request of a Purchaser, any legend (including the legend set forth in Section 3.1(b) hereof) on the Shares or Warrant Shares held by the Purchaser shall be removed (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144 (without the requirement to be in compliance with Rule 144(c)(1)), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), subject in the case of clauses (ii), (iii) and (iv) to receipt from the Purchaser by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection with such request. Upon such request and receipt of such representations, the Company shall (A) deliver to the Transfer Agent irrevocable instructions to the Transfer Agent to remove the legend, and (B) cause its counsel to deliver to the Transfer Agent one or more legal opinions to the effect that the removal of such legend in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. If all or any portion of a Warrant is exercised and (i) a registration statement (including the Registration Statement) covering the resale of such security is then effective under the Securities Act, (ii) the Warrant Shares issuable upon such exercise are then eligible for sale under Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), or (iii) if a legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Warrant Shares shall be issued free of all legends, subject in the case of clauses (ii) and (iii) to receipt from the Purchaser by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection therewith. The Company agrees that following the effective date of a registration statement covering the resale of the Shares and Warrant Shares or at such time as such legend is no longer required under this Section 3.1(d), it will, no later than two (2) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a request for legend removal and in the case of Shares or Warrant Shares evidenced by a physical certificate, the delivery of the physical certificate, and if relying on Rule 144, receipt from the Purchaser by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection therewith (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser, as may be requested by the Purchaser, a certificate or book-entry position evidencing such Shares and Warrant Shares that is free from all restrictive and other legends or by crediting the account of the Purchaser’s or its designee’s account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system.

(e)            If the Company fails to deliver any such Shares or Warrant Shares free from all restrictive legends on or before the applicable Legend Removal Date and if after the Legend Removal Date, due to the Company’s continuing failure to deliver such Shares or Warrant Shares, such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the Shares or Warrant Shares anticipated receiving from the Company without any restrictive legend, then the Company shall pay in cash to the Purchaser in an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”) over the product of (A) such number of Shares or Warrant Shares the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this subsection (e).

(f)            The Purchaser agrees with the Company (i) that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, (iii) that if, after the effective date of the Registration Statement, such Registration Statement ceases to be effective and the Company has provided notice to such Purchaser to that effect, such Purchaser will sell Securities only in compliance with an exemption from the registration requirements of the Securities Act; and acknowledges that the removal of the restrictive legend from the Shares and Warrant Shares due to the effectiveness of a registration statement as set forth in Section 4.1(d) is predicated upon the Company’s reliance upon this Agreement.

3.2            Furnishing of Information; Public Information.

(a)            Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)            At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities of a Purchaser, if a registration statement is not available for the resale of all of the Shares and Warrant Shares of an Purchaser, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement for the Company to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to such Purchaser an amount in cash equal to one and one-half percent (1.5%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Shares and Warrant Shares pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 3.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (A) the last day of the calendar month during which such Public Information Failure Payments are incurred and (B) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

3.3            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

3.4            Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file an Annual Report on Form 10-K or a Current Report on Form 8-K, including this Agreement and the Warrant as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release and the filing of the Current Report on Form 8-K, the Company represents to the Purchasers that, as of the Closing, it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. For purposes of this Section 3.4, “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

3.5            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 3.6, the Company covenants and agrees that neither the Company nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to this Agreement or the Warrant constitutes, or contains, material, non-public information regarding the Company or any subsidiaries of the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

3.6            Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.

3.7            Reservation and Listing of Securities.

(a)            The Company shall maintain a reserve of the Required Minimum (as defined below) from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)            If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 200% of the Required Minimum on such date, minus the number of shares of Common Stock previously issued pursuant to this Agreement and the Warrant, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to this Agreement and the Warrant.

(c)            The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Conversion Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company shall establish and maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(d)            For purposes of this Section 3.8, “Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to this Agreement or the Warrant.

ARTICLE IV.

REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT

4.1            Registration Procedures and Expenses. The Company shall:

(a)            As soon as practicable, but in no event later than 60 days after the Closing Date (the “Filing Deadline”), prepare and file with the Commission a Registration Statement (the “Resale Registration Statement”) on Form S-3 (or on Form S-1 in the event that the Company is not eligible to use Form S-3 on the Filing Deadline) relating to the resale of the Shares and the Warrant Shares by the Purchaser and the Other Purchasers on the Trading Market, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions.

(b)            Use its best commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Resale Registration Statement effective within 30 days after the Filing Deadline or, if the Resale Registration Statement is selected for review by the Commission, within 90 days after the Filing Deadline (the “Effective Deadline”).

(c)            Promptly prepare and file with the Commission such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith (the “Prospectus”) as may be necessary to keep the Resale Registration Statement effective until the earlier of (i) such time as all of the Shares and the Warrant Shares purchased hereunder have been sold pursuant to the Resale Registration Statement, or (ii) such time as the Shares and the Warrant Shares purchased hereunder become eligible for resale without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act without the requirement to be in compliance with Rule 144(c)(1).

(d)            The Company shall notify the Purchaser by facsimile or e-mail as promptly as practicable, and in any event, within forty-eight (48) hours, after the Resale Registration Statement is declared effective and shall simultaneously provide the Purchaser with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) the Resale Registration Statement is not declared effective by the Commission prior to the earlier of (i) ten (10) Business Days after the Commission informs the Company that no review of the Resale Registration Statement will be made or that the Commission has no further comments on the Resale Registration Statement or (ii) the 90th day after the Closing Date (or the 150th day if the SEC reviews the Resale Registration Statement), or (B) after a Resale Registration Statement has been declared effective by the Commission, sales cannot be made pursuant to the Resale Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Resale Registration Statement), but excluding any Allowed Delay (as defined below), then the Company will make pro rata payments to the Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by the Purchaser for each 30-day period or pro rata for any portion thereof following the date by which the Resale Registration Statement should have been effective (the “Blackout Period”). Such payments shall constitute the Purchaser’s exclusive monetary remedy for such events, but shall not affect the right of the Purchaser to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period (the “Blackout Period Payment Date”). Such payments shall be made to the Purchaser in cash. Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Blackout Payment Date until such amount is paid in full.

(e)            For not more than forty-five (45) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in the Resale Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Resale Registration Statement or the related Prospectus so that the Resale Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Purchaser in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Purchaser) disclose to the Purchaser any material non-public information giving rise to an Allowed Delay, (b) advise the Purchaser in writing to cease all sales under the Resale Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(f)             If at any time the Commission takes the position that the offering of some or all of the Securities in a Resale Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires the Purchaser to be named as an “underwriter,” the Company shall use commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Purchaser is not an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.1(f), the Commission refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Purchaser as an “underwriter” in such Registration Statement without the prior written consent of the Purchaser. Any cut-back imposed on the Purchaser pursuant to this Section 4,1(f) shall be allocated among the Purchasers on a pro rata basis. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). In furtherance of the foregoing, the Purchaser shall provide the Company with prompt written notice of its sale of substantially all of the Registrable Securities under such Registration Statement such that the Company will be able to file one or more additional Registration Statements covering the Cut Back Shares. From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Article 4 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use commercially reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that (i) the deadline for filing the Resale Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date.

(g)            The Company will use commercially reasonable efforts to effect the registration of the Shares and the Warrant Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

a.	prepare and file with the SEC such amendments and post-effective amendments to the Resale Registration Statement and the related Prospectus as may be necessary to keep the Resale Registration Statement effective for the period in which the Resale Registration is required to be kept effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Securities covered thereby;

b.	provide copies to and permit any counsel designated by the Purchaser to review the Resale Registration Statement and all amendments and supplements thereto no fewer than three (3) days prior to their filing with the Commission and not file any document to which such counsel reasonably objects;

c.	furnish to each Purchaser (i) promptly after the same is prepared and filed with the SEC, if requested by the Purchaser, one (1) copy of any Resale Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Shares and Warrant Shares owned by the Purchaser;

d.	use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practical moment;

e.	prior to any public offering of Shares or Warrant Shares, use commercially reasonable efforts to register or qualify or cooperate with the Purchaser and its counsel in connection with the registration or qualification of such Shares or Warrant Shares for the offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchaser and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Shares or Warrant Shares covered by the Resale Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(g), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4.1(g), or (iii) file a general consent to service of process in any such jurisdiction;

f.	promptly notify the Purchaser, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the Commission and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

g.	otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Purchaser in writing if at any time the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchaser is required to deliver a Prospectus in connection with any disposition of the Shares or Warrant Shares and take such other actions as may be reasonably necessary to facilitate the registration of the Shares or Warrant Shares hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of the Resale Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); and

h.	with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Shares and Warrant Shares may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Shares or Warrant Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares or Warrant Shares without registration.

(h)           Notwithstanding anything express or implied in this Agreement or any Other Agreement to the contrary, in the event that the Commission for any reason limits the number of Shares and/or Warrant Shares that may be included and sold by the Purchasers in the Resale Registration Statement (it being understood and agreed that, for purposes of this Section 4, any reference to Shares and/or Warrant Shares may be a reference to (x) either the Shares and/or Warrant Shares purchased or that may be purchased by the Purchaser pursuant to this Agreement or upon exercise of any of the Warrants or (y) the shares of Common Stock and/or warrant shares purchased or that may be purchased by the Purchasers pursuant to the Other Agreements or upon exercise of any of the warrants issued pursuant to the Other Agreements, as the context may require), the Company shall: (i) first, reduce the number of Warrant Shares included in the Resale Registration Statement on behalf of the Purchasers in whole or in part (such portion shall be allocated pro rata among such Purchasers) and, second (after reducing the number of such Warrant Shares to zero), reduce the number of Shares included in the Resale Registration Statement on behalf of the Purchasers in whole or in part (such portion shall be allocated pro rata among such Purchasers) (such excluded Warrant Shares and/or Shares, the “Reduction Securities”), (ii) give the Purchasers prompt notice of the number of such Reduction Securities excluded and the Company will not be liable for any damages under this Agreement in connection with the exclusion of such Reduction Securities or in connection with any delay in the Effective Deadline arising from any interactions between the Company and the Commission with respect to the number of Shares and/or Warrant Shares that may be included and sold by the Purchasers in the Resale Registration Statement, and (iii) use its commercially reasonable efforts at the first opportunity that is permitted by the Commission to register for resale the Reduction Securities (or such portion thereof as the Commission will allow to be registered for resale at such time) pursuant to a new registration statement covering the resale of the Reduction Securities (or such portion thereof as the Commission will allow to be registered for resale at such time) for an offering to be made on a continuous basis pursuant to Rule 415 and shall file such new registration statement with the Commission within 60 calendar days following (x) the date that the Commission would allow or permit such additional registration statement to be filed or (y) the date on which the Company first learned the date that the Commission would allow or permit such additional registration statement to be filed, whichever of (x) or (y) is the later date.

(i)             Furnish to the Purchaser with respect to the Shares and the Warrant Shares registered under the Resale Registration Statement (and to each underwriter, if any, of such Shares and Warrant Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares and the Warrant Shares by the Purchaser.

(j)             File documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(k)             Bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 4.1 and the registration of the Shares and the Warrant Shares on behalf of the Purchasers pursuant to the Resale Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any in connection with the offering of the Shares and the Warrant Shares on behalf of the Purchasers pursuant to the Resale Registration Statement (provided, that the Company shall pay the expenses of one counsel for the Purchasers up to $5,000).

(l)             Transfer of Shares or Warrant Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or the Warrant Shares or its right to purchase the Shares or the Warrant Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Resale Registration Statement referred to in Section 4.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Resale Registration Statement regarding the Purchaser or its plan of distribution.

4.2            Indemnification. For the purposes of this Section 4.2:

(a)             For the purpose of this Section 4.2: (i) the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Resale Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Resale Registration Statement referred to in Section 4.1.

(b)            The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (1) the Resale Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Resale Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or (2) the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Resale Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto; (ii) arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Resale Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made; or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse the Purchaser and each Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Resale Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein;; or (B) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(c)            The Purchaser will severally, but not jointly with the Other Purchasers, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Resale Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Resale Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Resale Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Resale Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case under this clause (iii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Resale Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Resale Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Resale Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(d)            Promptly after receipt by an indemnified party under this Section 4.2 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.2 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 4.2 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)            If the indemnification provided for in this Section 4.2 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 4.2 in respect to any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Resale Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares and the Warrants purchased by the Purchaser that were sold pursuant to the Resale Registration Statement bears to the difference (the “Difference”) between the amount the Purchaser paid for the Shares and the Warrants that were sold pursuant to the Resale Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 4.2, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (d) of this Section 4.2 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (e); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (d) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 4.2 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 4.2, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser’s obligation to contribute pursuant to this Section 4.2 is several and not joint with the Other Purchasers’ obligation to contribute pursuant to Section 4.2 of the Agreements between the Other Purchasers and the Company.

(f)            Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection by the Purchaser, any underwriter participating in any disposition pursuant to the Resale Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Resale Registration Statement.

4.3            Non-Exclusive Remedy. The respective rights of indemnification of each of the Company and the Purchaser under this Section 4 shall not be exclusive of any other remedy available to either the Company or the Purchaser under applicable law.

ARTICLE V.

RIGHT OF FIRST REFUSAL

5.1            Right of First Refusal. Subject to applicable securities laws, a holder of the Shares (such holders referred to in this Section 5.1 as “ROFR Holders”) shall have a right of first refusal to purchase its pro rata share of any issuance of additional “Equity Securities” (as defined below) by the Company following the Closing Date and prior to December 31, 2021, subject to the following:

(a)            If the Company proposes to issue any Equity Securities following the Closing Date and prior to the date that is one year from the Closing Date, it shall give the ROFR Holders written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The ROFR Holders shall have two business days from the giving of such notice to agree to purchase up to their pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any ROFR Holders who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. ROFR Holders must qualify as an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) in order to be eligible to exercise rights to purchase Equity Securities under this Section 5.1.

(b)            The rights of first refusal established by this Section 5.1 shall have no application to any of the following Equity Securities:

a.	shares of Common Stock, options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to, the Company pursuant to stock incentive plans or other arrangements that are approved by the Company’s board of directors;

b.	shares of Common Stock issued pursuant to the Company’s outstanding convertible securities;

c.	any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

d.	any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

e.	any Equity Securities issued pursuant to any bona fide leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial or lending institution the primary purpose of which is not to raise equity financing; and

f.	any Equity Securities that are issued by the Company pursuant to an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act.

(c)            The pro rata share as used in this Section 5.1 shall be equal to the ratio of (x) the number of shares of Common Stock of which a ROFR Holder holds immediately prior to the issuance of such Equity Securities to (y) the total number of shares of Common Stock outstanding immediately prior to the issuance of such Equity Securities, rounded up to the nearest whole share.

(d)            The ROFR Holders acknowledge that the receipt of a written notice from the Company relating to a potential offering of Equity Securities constitutes material, non-public information relating to the Company. The ROFR Holders further acknowledge that applicable securities laws prohibit any person who is aware of material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(e)            The term “Equity Securities” shall mean (i) any Common Stock, preferred stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security or (iv) any such warrant or right.

ARTICLE VI.

MISCELLANEOUS

6.1            Fees and Expenses. Except as expressly set forth in the Agreements to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

6.2            Entire Agreement. The Agreements, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail at or prior to 5:30 p.m. (New York City time) on a day on which the Trading Market is open for trading (“Trading Day”), (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.4            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser; provided, that any of the provisions of Section 4 of this Agreement may be modified, amended or waived pursuant to an instrument in writing signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Agreements that apply to the “Purchaser.”

6.7            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreements shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Agreements), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Agreements, then, in addition to the obligations of the Company under Section 4.2, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.8            Survival of Agreements and Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein and in the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor. All representations and warranties, made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor.

6.9            Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.10          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.11          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Agreements. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Agreements and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.12          Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under the Agreements are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Agreement. Nothing contained herein or in any other Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements.

6.13          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Agreements and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Agreements or any amendments thereto.

6.14          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PROTALIX BIOTHERAPEUTICS, INC. Address for Notice:

2 Snunit Street, Science Park P.O.B. 455
Carmiel 20100, Israel
Attn: Dror Bashan
Email: dror.bashan@protalix.com

By:
Name:
Title:

With a copy to (which shall not constitute notice):

Anna T. Pinedo

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Tel: (212) 506-2275

Fax: (212) 849-5767

Email: apinedo@mayerbrown.com

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________

Jurisdiction of Purchaser’s Executive Offices: ____________________________

Signature of Authorized Signatory of Purchaser: _________________________

Name of Authorized Signatory: _______________________________________

Title of Authorized Signatory: ________________________________________

Email Address of Authorized Signatory: ________________________________

Facsimile Number of Authorized Signatory: _____________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not the same as address for notice):

Aggregate Purchase Price: $_________________

Number of Shares: __________ Shares

Number of Warrants (Number of Warrant Shares): ______ Warrants ( ______ Warrant Shares)

EIN / Social Security Number: _______________________

EXHIBIT A

FORM OF WARRANT

APPENDIX I

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire Securities Purchase Agreement which follows)

A	Complete the following items on BOTH Agreements (Sign two originals):

1.	Signature Page to the Securities Purchase Agreement:

(i)             Name of Purchaser

(ii)            If an Institution, Name of Individual representing Purchaser

(iii)           If an Institution, Title of Individual representing Purchaser

(iv)          Signature of Individual / Individual representing Purchaser

2.	Provide the information requested by the Resale Registration Statement Questionnaire.

3.	Return BOTH properly completed and signed to the Company.

B.	Instructions regarding the transfer of funds for the purchase of Shares will be sent by email to the Purchaser by the Company at a later date.

C.	Upon the resale of the [Shares] / [Warrant Shares] by the Purchasers after the Registration Statement covering the [Shares] / [Warrant Shares] is effective, as described in the Securities Purchase Agreement, the Purchaser must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request).

RESALE REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

SECTION 1.            Pursuant to the “Selling Stockholder” section of the Registration Statement, please state [your] / [your organization’s] name exactly as it should appear in the Registration Statement:

SECTION 2.            Please provide the number of shares that [you] / [your organization] will own immediately after Closing, including those [Shares] / [Warrant Shares] purchased by your organization pursuant to this Securities Purchase Agreement and those shares purchased by [you] / [your organization] through other transactions and provide the number of shares that [you] / [your organization] has the right to acquire within 60 days of Closing:

SECTION 3.            [Have you] / [Has your organization] had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐ Yes                      ☐ No

If “yes,” please indicate the nature of any such relationships below:

SECTION 4.            (a) Are you (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of the FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition below) with respect to the proposed offering; (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?

Answer: ☐ Yes ☐ No If “yes,” please describe below

FINRA Member. The term “FINRA Member” means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority (“FINRA”). (FINRA Manual, By-laws of FINRA Regulation, Inc. Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the FINRA. The term “person associated with a member of the FINRA” means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with the FINRA pursuant to its bylaws. (FINRA Manual, By-laws of FINRA Regulation, Inc. Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation).